EXHIBIT (i)(2)

CONSENT OF COUNSEL

I consent to the incorporation by reference in this Pre-Effective Amendment No. 2 to the Registration Statement of Eaton Vance Series Fund, Inc. (1933 Act File No. 333-182175) of my opinion dated October 24, 2012, which was filed as Exhibit (i) to Pre-Effective Amendment No. 1.

/s/ David D. Barr
David D. Barr, Esq.

January 23, 2013

Boston, Massachusetts

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